EXHIBIT 23.1



  HANSEN, BARNETT & MAXWELL
  A Professional Corporation                   Member of AICPA Division of Firms
 CERTIFIED PUBLIC ACCOUNTANTS                          Member of SECPS
  5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200                         An independent member of
      Fax: (801) 532-7944                                BAKER TILLY
        www.hbmcpas.com                                 INTERNATIONAL






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
International Isotopes Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003, relating to the consolidated financial statements of International Isotopes Inc. (the "Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                          HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
September 9, 2003